UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 22, 2008 (August 19, 2008)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)   On August 19, 2008, Analysts International Corporation (the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) having an effective date of January 1, 2008 with Robert E. Woods, its Senior Vice President, General Counsel and Secretary, which replaces a previously executed Employment Agreement with Mr. Woods, also with an effective date of January 1, 2008 (the “Prior Agreement”).  The Prior Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 8, 2008.

 Also on August 19, 2008, Mr. Woods signed Exhibit A to the Agreement, which is a revised Change of Control Agreement.  This Change of Control Agreement replaces the previously executed Exhibit A to the Prior Agreement, which is a Change of Control Agreement with Mr. Woods with an effective date of January 1, 2008 (the “Prior Change of Control Agreement”).  The Prior Change of Control Agreement was attached along with the Prior Agreement as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on January 8, 2008.

The Agreement amends the Prior Agreement in the following respects:

1.	Section 1.1 Terms of Employment. Relation to Prior Agreement.

An amended stock option agreement with Mr. Woods will be executed as soon as reasonably practicable after the execution of the Agreement to reflect the change in option vesting described below.

2.           Section 3.2 Compensation and Benefits.  Incentive Compensation.

The Prior Agreement specified that Mr. Woods would be eligible to earn additional cash incentive compensation of between “30% and 50%” of Base Compensation (as defined in Section 3.1) in each year of employment.

The Agreement specifies that Mr. Woods will be eligible to earn additional cash incentive compensation of between “0% and 70%” of Base Compensation (as defined in Section 3.1) in each year of employment.

3.           Section 3.4 Compensation and Benefits.  Stock Options

The Prior Agreement stated that “in the event of a Change in Control (as defined in Exhibit A hereto) occurring on or after May 1, 2009 any and all options remaining unvested at the time of the Change in Control shall vest immediately.”

The Agreement deletes the “on or after May 1, 2009” date restriction and states that: “In the event of a Change in Control (as defined in Exhibit A hereto) occurring on or after the effective date of this Agreement, any and all options remaining unvested at the time of the Change of Control shall vest immediately.”

4.           Section 8.1 Change of Control Obligations; Deferred Compensation Payments.

Under the Agreement, Mr. Woods will have the additional right at the sixth month anniversary date after a Change in Control (as defined in the Change of Control Agreement) to resign and receive payments outlined in Section 7.1:  Termination of Employment by Executive.

5.	Change of Control Agreement (Exhibit A). Section 4 (b). Compensation and Benefits.

The Prior Agreement did not specify the period of time during which COBRA coverage would be provided in the event of a “Change of Control” (as defined).

The revised Change of Control Agreement specifies that, in the event of a Change of Control, the “Company shall provide Executive with six (6) months of continuation coverage (“COBRA coverage”) under the Company’s life, health, dental and other welfare plans.”

All other provisions of the Agreement and revised Change of Control Agreement are materially consistent with the Company’s previous disclosures regarding the Prior Agreement and the Prior Change of Control Agreement.

The foregoing description of the Agreement and Change of Control Agreement is merely intended to be a summary of the aforementioned agreements and is qualified in its entirety by reference to these agreements, which are attached to this Current Report as Exhibits 10.1 and 10.2 and incorporated by reference as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between Analysts International Corporation and Elmer Baldwin, fully executed August 19, 2008 and effective November 1, 2007.
10.2
Change in Control Agreement between Analysts International Corporation and Elmer Baldwin, fully executed on August 19, 2008 and effective November 1, 2007 (Exhibit A to the Amended and Restated Employment Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 22, 2008	ANALYSTS INTERNATIONAL CORPORATION

/s/ Robert E. Woods
Robert E. Woods
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between Analysts International Corporation and Elmer Baldwin, fully executed August 19, 2008 and effective November 1, 2007.
10.2
Change in Control Agreement between Analysts International Corporation and Elmer Baldwin, fully executed on August 19, 2008 and effective November 1, 2007 (Exhibit A to the Amended and Restated Employment Agreement).